Exhibit 10.41

Exhibit 10.41 as filed with 10-K	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FIFTH AMENDMENT TO VENDOR AGREEMENT

This FIFTH AMENDMENT TO THE VENDOR AGREEMENT (this “Fifth Amendment”) is effective as of March 1, 2005 (the “Fifth Amendment Effective Date”) by and between BEST BUY PURCHASING LLC (“Best Buy”) and TIVO INC (“TiVo”).

RECITALS

WHEREAS, Best Buy Co., Inc. and TiVo Inc. entered into that certain Vendor Agreement having an effective date of March 3, 2002, as amended (the “Vendor Agreement”); and

WHEREAS, Best Buy Purchasing LLC and TiVo Inc. wish to modify certain provisions in the Vendor Agreement as explicitly set forth in this Fifth Amendment.

NOW, THEREFORE, Best Buy Purchasing LLC and TiVo Inc. agree as follows:

AGREEMENT

Unless stated otherwise, capitalized terms used herein have the meanings set forth in the Vendor Agreement.

1.	PRICING.

1.1 Section 2.1 of the Vendor Agreement is deleted in its entirety and replaced by the following:

“2.1 Prices. Vendor will sell the Products to Dealer at the prices set forth in Section 2.a of the Vendor Program Agreement attached as an addendum hereto, as may be changed from time to time, or as otherwise agreed between the parties. Except for [*], all prices, benefits and allowances offered to Dealer may not be less favorable than those prices, benefits or allowances extended to any other customers of Vendor. Vendor’s prices do not include sales, use, excise, or similar taxes.”

1.2 Section 2.a of the Vendor Program Agreement attached to the Vendor Agreement is deleted in its entirety and replaced by the following:

“2. a. Subject to Vendor’s right to change Product prices upon ninety (90) days advanced written notice to Dealer, Vendor will sell the following products, and Dealer will purchase such products at the following costs:

Product Description	Purchase Order Cost
[*]	[*]
[*]	[*]
[*]	[*]

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.3 Section 2.b of the Vendor Program Agreement attached to the Vendor Agreement is deleted and replaced in its entirety with the following: “Payment terms for the Products will be net 45 days from receipt of goods.”

1.4 Section 2.d of the Vendor Program Agreement attached to the Vendor Agreement is deleted and replaced in its entirety with the following:

“Excluding [*] and [*] all [*] and [*] offered to Dealer with respect to the Products [*] or [*] by [*] to [*] customers. [*] customers exclude OEM, CE customers, Vendor licensees, cable operators, satellite operators and other [*] entities and their customers.”

2. CHANGES TO DVR PRODUCTS.

2.1 Additions. TiVo agrees that, as of the Fifth Amendment Effective Date, [*] are subject to the Section 1.3 of the Vendor Program Agreement attached to the Vendor Agreement.

2.2 Removals. Best Buy agrees that, as of the Fifth Amendment Effective Date, the [*] is no longer subject to Section 1.3 of the Vendor Program Agreement attached to the Vendor Agreement.

3. TERM. Section 16.1 of the Vendor Agreement is hereby amended by replacing “February 28, 2005” with “February 28, 2006”.

4. ASSIGNMENT. Section 19.1 of the Vendor Agreement is hereby deleted in its entirety and replaced with the following:

“19.1 Assignment. This Agreement may not be assigned by either party without first obtaining the other party’ s express written consent, which consent will not be unreasonably withheld; provided, however that:

(a) Dealer may assign this Agreement, without obtaining Vendor’s express written consent, to (i) a successor corporation resulting from a merger, consolidation, or non-bankruptcy consolidation or to a purchaser of all or substantially all of Dealer’s assets or a majority, or controlling interest in Dealer’s voting stock, provided that the purchaser’s net worth at the time of purchase is equal to or greater than that of Dealer,

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and further provided that the purchaser is not a competitor of Vendor, or (ii) a present or future subsidiary or affiliate; and

(b) Vendor may assign this Agreement, without obtaining Dealer’s express written consent, to (i) a successor corporation resulting from a merger, consolidation, or non-bankruptcy consolidation or to a purchaser of all or substantially all of Vendor’s assets or a majority, or controlling interest in, Vendor’s voting stock, and (ii) a present or future subsidiary or affiliate. Any attempted assignment in violation of this Agreement is null and void.”

5. CORRECTION. The fifth sentence of Section 1.1 of the Vendor Program Agreement attached to the Vendor Agreement is amended by replacing the second instance of “Vendor” with “Dealer”.

6. EFFECT OF AMENDMENT. Except as expressly modified herein, all other terms and conditions of the Vendor Agreement remain in full force and effect.

IN WITNESS WHEREOF, Best Buy Purchasing LLC’s and TiVo Inc.’s respective duly authorized officers have executed this Fifth Amendment. This Fifth Amendment may be executed in counterparts, each of which is deemed an original, but all of which together constitute one and the same original.

TIVO INC.		BEST BUY PURCHASING LLC

By:	/s/ Joe Miller	By:	/s/ Mike Mohan

Printed Name: Joe Miller		Printed Name: Mike Mohan

Title: VP, Sales		Title: VP, Home Theater

Date: 4-5-05		Date: 3/30/5

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